EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report for Food 4 Less Holdings, Inc. dated March 9, 1998, included in the Food 4 Less Holdings, Inc. Form 10-K for the year ended February 1, 1998, and to all references to our Firm included in or made a part of this registration statement.


                                      ARTHUR ANDERSEN LLP

Los Angeles, California
June 9, 1998

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report for Food 4 Less Holdings, Inc. dated March 21, 1997 (except with respect to the matter discussed in Note 14, as to which the date is April 17, 1997), included in the Food 4 Less Holdings, Inc. Form 10-K for the year ended February 2, 1997, and to all references to our Firm included in or made a part of this registration statement.


                                      ARTHUR ANDERSEN LLP

Los Angeles, California
June 9, 1998